EQUITY-FOR-DEBT EXCHANGE AGREEMENT

        This Equity-For-Debt Exchange Agreement (the "Agreement") is made and entered into as of this 27th day of August 2003, by and between Naturol Holdings Ltd., a Delaware corporation (the "Company") and 3GC Ltd., a Nevada corporation ("3GC") which is a party hereto (the "Noteholder").

RECITALS

        WHEREAS, The Noteholder and the Company have agreed to exchange $255,605.14 of current notes of the Company payable to the Noteholder (the "Notes") for 2,556,052 shares of common stock of the Company, on the terms and conditions contained in this Agreement.

AGREEMENT

        NOW THEREFORE, in consideration of the Recitals and the mutual covenants, conditions, representations and warranties hereinafter set forth, the parties agree as follows:

  Exchange. On August 29, 2003 (or within 2 business days thereof if the transaction cannot be consummated on the 29th), (i) Noteholder will deliver or cause to be delivered the Notes together with appropriate transfer documents executed in blank to the Company or deliver or cause to be delivered the Notes to an account of the trustee, if any, for the Notes for the benefit of the Company as requested by the Company, and (ii) the Company will cause to be issued to the Noteholder 2,556,052 shares of common stock of the Company (the "Shares") in the name of the Noteholder or in the name of a custodian or nominee of the Noteholder as requested by the Noteholder in exchange for the Notes plus all claims arising out of or relating to the Notes, including, but not limited to, any accrued but unpaid interest thereon.

  Securities Law Compliance. This Agreement, the offer, issue, exchange and delivery of the Common Stock under the circumstances contemplated by this Agreement constitutes or will constitute, as the case may be, an exempted transaction under the Securities Act of 1933, as amended and now in effect (the "Act"), and registration of the Common Stock under the Act is not required. The Company shall make such filings as may be necessary to comply with the Federal securities laws and the Blue Sky laws of any state, which filings will be made in a timely manner prior to the exchange of the Common Stock.

  Investment Representations. 3GC represents and agrees that it is acquiring the Common Stock for its own account, not as a nominee or agent, for investment and not with a view to or for resale in connection with, any distribution or public offering thereof within the meaning of the Act, except pursuant to an effective registration statement under the Act.

  Access to Information. 3GC represents that it has been given full and complete access to the Company for the purpose of obtaining such information as 3GC or its qualified representative has reasonably requested in connection with the decision to exchange the Common Stock. 3GC represents that it has been afforded the opportunity to ask questions of the officers of the Company regarding its business prospects and the Common Stock, all as 3GC or 3GC's qualified representative have found necessary to make an informed investment decision to exchange the Notes for the Common Stock.

  Accredited Investor. 3GC is an "accredited investor" as defined in Rule 501(a) under the Act, and comes within at least one category as set forth in said Rule. 3GC agrees to furnish any additional information which the Company deems necessary in order to verify that 3GC is an accredited investor.

  Restrictive Legends. It is understood that each certificate representing the Common Stock and any other securities issued in respect of the Common Stock upon any stock split, stock dividend, conversion, recapitalization, merger or similar event (unless no longer required in the opinion of counsel for the Company) shall be stamped or otherwise imprinted with legends substantially in the following form (in addition to any legend that may now or hereafter be required by applicable state law):

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO SUCH SHARES, OR AN OPINION SATISFACTORY TO THE ISSUER AND ITS COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT."

  Closing. The Closing under this Agreement shall be held on or about August 29, 2003 at the offices of The Company or at such other time or place as the parties shall designate. At the Closing, (a) 3GC will deliver the Notes and (b) the Company will deliver a certificate for 2,556,052 shares of restricted common stock to 3GC.

  Entire Agreement; Modification. This Agreement constitutes the entire, final and complete agreement between 3GC and the Company and supersedes and replaces all prior or existing written and oral agreements between 3GC and the Company and may only be modified in writing by the agreement of all parties.

  Applicable Law; Dispute Resolution. This Agreement shall be governed by and construed in accordance with the law of the State of Nevada without regard to the conflicts of law provisions thereof. Any dispute arising under this Agreement shall be settled by binding arbitration before a single arbitrator under the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall award the prevailing party its costs and expenses, together with reasonable attorneys' fees (including the allocable share, if any, of in-house counsel fees) and, accountants' and expert witness fees, if any. The award of the arbitrator may be entered in and enforced by any court of competent jurisdiction.

  Notice. Each notice, instruction or other certificate required or permitted by the terms hereof shall be in writing and shall be communicated by personal delivery, fax or registered or certified mail, return receipt requested, to the parties hereto at their respective addresses, or at such other address as any of them may designate by notice to each of the others.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above mentioned.

3GC Ltd.                                                             Naturol Holdings Ltd.

/S/Gary Grieco                                                   /S/William E. Prince

Gary Grieco, President                                       William E. Prince, President